EXHIBIT 99

 For Further Information:

 United Financial Mortgage Corp.      Coffin Communications Group
 600 Enterprise Dr., Suite 206        15300 Ventura Boulevard, Suite 303
 Oak Brook, IL 60523                  Sherman Oaks, CA  91403
 (630) 571-7222                       (818) 789-0100
 (630) 571-2623 Fax                   (818) 789-1152 Fax
 Contact:  Steve Khoshabe             Contact: William F. Coffin, CEO
           Chief Financial Officer             Sean Collins, Partner
           sk@ufmc.com


 FOR IMMEDIATE RELEASE:

       United Financial Mortgage Corp. Again Reports Record Results in
                              First Quarter 2003

 * Quarterly revenues increase 16.9% year over year

 Oak Brook, IL, September 12, 2002 -- United Financial Mortgage Corp.  (Amex:
 UFM or "the Company") today announced results for the first quarter ended July 31, 2002.

 Revenues for the quarter ended July 31, 2002 increased nearly 16.9% to $6,050,551 from $5,176,107 for the quarter ended July 31, 2001. Net income rose 16.8% to $418,442 or $0.10 per share for the most recent quarter, as compared with $358,326, or $0.09 per share for the corresponding period last year. The continuing success of the Company's long-standing initiatives to increase branch offices and contain costs was credited for the growth in a favorable interest rate environment.

 Joseph Khoshabe, President and CEO of United Financial Mortgage Corp., stated, "Our expansion and efficiency programs continue to validate our ongoing growth strategies. Following upon our record fiscal 2002 results, and with our stock newly listed on the American Stock Exchange, we believe that our consistent performance over the last several quarters will begin to get the attention it deserves in the investment community and be better reflected in our share price."

 About United Financial Mortgage

 United Financial Mortgage Corp. is a national mortgage banker principally engaged in originating retail and wholesale mortgages for single family residences of one to four units. The Company is headquartered in Oak Brook, Illinois and has regional offices in several other states. The Company's web site (www.ufmc.com) allows consumers to get information on the many different types of mortgage loans offered by the Company, calculate mortgage payments, and apply online for a mortgage.


 This press release may contain forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from the statements contained herein. Such risks and uncertainties include, but are not limited to, changes in the performance of the financial markets, changes in the demand for and market acceptance of the Company's products, changes in the mortgage lending industry or changes in general economic conditions, including interest rates, the impact of competition, changes in the value of real estate, the ability to maintain and increase sources of funding, and other risks disclosed from time to time in the Company's SEC reports and filings.



                         -- FINANCIAL TABLES FOLLOW --

                       UNITED FINANCIAL MORTGAGE CORP.
                                Balance Sheets
                                 (Unaudited)

                                                July 31, 2002   April 30, 2002
                                                 -----------      -----------
 ASSETS
 Cash and due from other financial institutions $    802,246     $  1,794,254
 Interest-bearing deposits in other financial
   institutions                                    5,049,299        4,411,951
                                                 -----------      -----------
   Total cash and cash equivalents                 5,851,545        6,206,205
 Certificates of deposit                           1,223,695        1,221,835
 Loans held for sale                              63,568,994       51,417,233
 Notes receivable_related parties                     66,093           80,647
 Mortgage servicing rights, net                    1,426,991        1,339,698
 Leasehold improvements and equipment, net           304,770          298,080
 Prepaid expenses and other assets                 1,092,119        1,401,634
                                                 -----------      -----------
   Total assets                                 $ 73,534,207     $ 61,965,332
                                                 ===========      ===========

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Liabilities
   Warehouse lines of credit                    $ 61,483,319     $ 50,209,562
   Note payable                                      369,836          369,836
   Accrued expenses and other liabilities          2,965,047        3,088,371
                                                 -----------      -----------
      Total liabilities                           64,818,202       53,667,769

 Stockholders' equity
   Preferred stock, 5,000,000 authorized, no
     par value, Series A redeemable shares,
     63 issued and outstanding at April 30,
     2002 and 2001 (aggregate liquidation
     preference of $315,000)                        315,000           315,000
   Common stock, no par value, 20,000,000
     shares authorized, 4,095,029 shares
     issued at July 31, 2002 and April 30, 2002    6,633,903        6,633,903
   Retained earnings                               2,013,063        1,594,621
                                                 -----------      -----------
                                                   8,961,966        8,543,524
   Treasury stock, 149,580 shares at July 31,
     2002  and April 30, 2002, at cost              (245,961)        (245,961)
                                                 -----------      -----------
      Total stockholders' equity                   8,716,005        8,297,563
                                                 -----------      -----------
   Total liabilities and stockholders' equity   $ 73,534,207     $ 61,965,332
                                                 ===========      ===========

                                 (---more---)

                       UNITED FINANCIAL MORTGAGE CORP.
                             Statements of Income
                                 (Unaudited)

                                                Three Months     Three Months
                                                    Ended            Ended
                                                July 31, 2002    July 31, 2001
                                                 -----------      -----------
 Revenues
   Gain on sale of loans                        $  4,048,648     $  3,477,086
   Loan fees                                       1,024,787          993,203
   Loan servicing income                              54,313           20,436
   Interest income                                   901,992          670,137
   Other income                                       20,811           15,245
                                                 -----------      -----------
      Total revenues                               6,050,551        5,176,107

 Expenses
   Salaries and commissions                        3,769,302        3,113,593
   Selling and administrative                      1,250,440          941,560
   Interest expense                                  442,819          567,396
   Depreciation and amortization                      35,288           26,609
                                                 -----------      -----------
      Total expenses                               5,497,849        4,649,158
                                                 -----------      -----------
 Income before income taxes and cumulative
   effect of change in accounting principle          552,702          526,949

 Income taxes                                        221,081          168,623
                                                 -----------      -----------
 Income before cumulative effect of change in
   accounting principle                              331,621          358,326

 Cumulative effect of change in accounting
   principle, net of tax                              86,821                -
                                                 -----------      -----------
 Net income                                          418,442          358,326

 Preferred stock dividends                                 -                -
                                                 -----------      -----------
 Net income for common stockholders             $    418,442     $    358,326
                                                 ===========      ===========

 Basic and diluted earnings per common share
   before cumulative effect of change in
   accounting principle                         $        .08     $        .09

 Per share cumulative effect of a change in
   accounting principle                                  .02                -
                                                 -----------      -----------
      Weighted average basic and diluted
        shares outstanding                         3,945,449        4,058,036
                                                 -----------      -----------
      Diluted effect of assumed exercise
        of stock options and warrants                 34,746                -
                                                 -----------      -----------
        Basic and diluted earnings per share    $        .10     $        .09
                                                 ===========      ===========

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